                       SEI CORPORATION AND SUBSIDIARIES
                       --------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                  FOR THE THREE-MONTH PERIOD ENDED MARCH 31,
                  ------------------------------------------

                                                              1996                  1995
                                                            --------              --------
Earnings per common and common
  equivalent share (Primary EPS):

  Income from continuing operations                        $ 5,793,000           $ 5,921,000
                                                            ==========            ==========

  Net income                                               $ 5,793,000           $ 4,883,000
                                                            ==========            ==========

  Weighted average number of
  shares issued and outstanding                             18,509,000            18,764,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the average market price
  during the period) of
  outstanding options                                          973,000               758,000
                                                            ----------            ----------

  Adjusted weighted average number
  of shares outstanding                                     19,482,000            19,522,000
                                                            ==========            ==========

  Earnings per common and common
  equivalent share from continuing operations               $      .30            $      .30
                                                             =========             =========

  Earnings per common and common
  equivalent share                                          $      .30            $      .25
                                                             =========             =========

                       SEI CORPORATION AND SUBSIDIARIES
                       --------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                  FOR THE THREE-MONTH PERIOD ENDED MARCH 31,
                  ------------------------------------------

                                                              1996                  1995
                                                            --------              --------
Earnings per common and common
  equivalent share, assuming full dilution
  (Fully diluted EPS):

  Income from continuing operations                        $ 5,793,000           $ 5,921,000
                                                            ==========            ==========

  Net income                                               $ 5,793,000           $ 4,883,000
                                                            ==========            ==========

  Weighted average number of
  shares issued and outstanding                             18,509,000            18,764,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the higher of the average market price
  or ending price during the period) of
  outstanding options                                          973,000               818,000
                                                            ----------            ----------

  Adjusted weighted average number
  of shares outstanding, assuming full dilution             19,482,000            19,582,000
                                                            ==========            ==========

  Earnings per common and common
  equivalent share from continuing
  operations, assuming full dilution                        $      .30            $      .30
                                                             ==========            =========

  Earnings per common and common
  equivalent share, assuming full dilution                  $      .30            $      .25
                                                             =========             =========

                                      18